EXHIBIT 24

                             POWER OF ATTORNEY

     The undersigned Directors and Officers of The Timken Company, an Ohio corporation (the "Company"), hereby constitute and appoint W. R. Timken, Jr., Joseph F. Toot, Jr., Gene E. Little and Larry R. Brown, and each of them, their true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for them and in their name, place and stead, to sign on their behalf as a Director and/or Officer of the Company, an Annual Report pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934 on Form 10-K for the fiscal year ended December 31, 1994 and to sign any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney or attorney-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with the foregoing, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitutes, may lawfully do or cause to be done by virtue thereof.

EXECUTED this 2nd day of February, 1995.

/s/ Robert Anderson                  /s/ Ward J. Timken
__________________________________   _____________________________________
Robert Anderson, Director            Ward J. Timken, Director; Vice President
/s/ Peter J. Ashton                  /s/ W. R. Timken, Jr.
__________________________________   _____________________________________
Peter J. Ashton, Director;           W. R. Timken, Jr., Director;
Executive Vice President and         Chairman - Board of Directors
President - Bearings

/s/ Stanley C. Gault                 /s/ Joseph F. Toot, Jr.
__________________________________   _____________________________________
Stanley C. Gault, Director           Joseph F. Toot, Jr., Director;
                                     President and Chief Executive Officer

/s/ J. Clayburn La Force, Jr.        /s/ Charles H. West
__________________________________   _____________________________________
J. Clayburn La Force, Jr., Director  Charles H. West, Director;
                                     Executive Vice President and
                                     President - Steel

/s/ Robert W. Mahoney                /s/ Alton W. Whitehouse
__________________________________   _____________________________________
Robert W. Mahoney, Director          Alton W. Whitehouse, Director

/s/ James W. Pilz                    /s/ Gene E. Little
__________________________________   __________________________________
James W. Pilz, Director              Gene E. Little, Vice President -
                                     Finance (Principal Financial
/s/ John M. Timken, Jr.              Accounting Officer)
__________________________________
John M. Timken, Jr., Director

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